The Notary Public is hereby requested to enter in his Register of Public Instruments this partial amendment (hereinafter, the “ADDENDUM OF ADHESION”), to the Share Trust Agreement, as amended from time to time (hereinafter, the “AGREEMENT”), entered into by and among the following parties:

I.        As TRUSTORS:

•	BETHEL ENTERPRISES INC., a corporation organized under the laws of the Republic of Panama, duly entered in Page N° 521824 (S) of the Panama Commercial Registry, with place of business for the purposes hereof at Avenida Santo Toribio 173, Edificio Real Ocho, Office. 602, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 11882538 of the Lima Registry of Legal Entities (hereinafter, “BEI”);

•	FRANCISCO JAVIER DULANTO SWAYNE, identified by Peruvian Identity Document (DNI) N° 08254231, and his spouse MARTHA ELIANA CARBAJAL GABRIELLI, identified by Peruvian Identity Document (DNI) N° 08254230, with registered address at Av. Nicolás de Ribera N° 280, Dpto. 402, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503055 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “FDS”);

•	HUGO RANGEL ZAVALA, identified by Peruvian Identity Document (DNI) N° 08784993 and his spouse MARÍA NELLY GARFIAS CABADA, identified by Peruvian Identity Document (DNI) N° 08785391, with registered address at Calle Toquepala N° 116, Urbanización Tambo de Monterrico, District of Santiago de Surco, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14501746 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “HRZ”);

•	ALFONSO HERNANDO GÁLVEZ RUBIO, identified by Peruvian Identity Document (DNI) N° 08246903 and his spouse SUSANA VIOLETA VARGAS MONTOYA DE GÁLVEZ, identified by Peruvian Identity Document (DNI) N° 08246902, with registered address at Avenida Nicolás de Ribera N° 330, Dpto. 401, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503301 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “AGR” and, collectively with BEI, FDS and HRZ, the “TRUSTORS”);

II.        As NEW TRUSTORS:

•	GH HOLDING GROUP CORP., a corporation organized under the laws of the Republic of Panama, duly entered in Page N° 357746 of the Panama Commercial Registry, with place of business for the purposes hereof at Avenida Santo Toribio 173, Edificio Real Ocho, Office. 602, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in registry entry A00001 of Electronic Registry File N° 14548616 of the Lima Registry of Legal Entities (hereinafter, “GH”);

•	BAMAS INTERNATIONAL INVESTMENT CORP., a corporation organized under the laws of the Republic of Panama, duly entered in Page N° 155613397 of the Panama Commercial Registry, with place of business for the purposes hereof at Avenida Santo Toribio 173, Edificio Real Ocho, Office. 602, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in registry entry A00003 of Electronic Registry File N° 11692518 of the Lima Registry of Legal Entities (hereinafter, “BAMAS”);

•	RUTH JULIA ALVARADO PFLUCKER, identified by Peruvian Identity Document (DNI) N° 06634354, married under the separation of property regime registered in Electronic Registry File N° 11772543 of the Lima Personal Registry, with registered address at Malecón Paul Harris 270, dpto. 501, District of Barranco, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503483 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “RAP”);

•	ELISA DEL CARMEN ALVARADO PFLUCKER DE ROE, identified by Peruvian Identity Document (DNI) N° 08238923, married under the community of property regime with Mr. Eduardo Luis Roe Battistini, identified by Peruvian Identity Document (DNI) N° 08238924, with registered address at 881 Ocean Lane, Apt. 20E, Key Biscayne, Florida 33149, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N°10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14543003 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “EAF”);

•	GONZALO JAVIER ALVARADO PFLUCKER, identified by Peruvian Identity Document (DNI) N° 08229387, married under the community of property regime with, Mrs. María Ursula Camino Linares, identified by Peruvian Identity Document (DNI) N° 09336103, with registered address at José del Llano Zapata 479, District of Miraflores, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503295 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “GAP”);

•	CLAUDIA MARIA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES, identified by Peruvian Identity Document (DNI) N° 08216131, married under the separation of property regime registered in Electronic Registry File N° 11350004 of the Lima Personal Registry, with registered address at Mariscal Blas Cerdeña N° 365, Dpto. 601, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503341 of the Lima Registry of Mandates and Powers of Attorney (hereinafter, “CGB”, and, collectively with GH, BAMAS, RAP, EAG and GAP, the “NEW TRUSTORS”).

As TRUSTEE:

•	LA FIDUCIARIA S.A., with Taxpayer Registration (RUC) N° 20501842771, with registered office at Calle Los Libertadores N° 155, Piso 8, District of San Isidro, Province and Department of Lima, duly represented by Ms. Paola Janett Postigo Carrera identified by Peruvian Identity Document (DNI) N°10799284 and by Ms. Ana Marcela Velásquez Kolich, identified by Peruvian Identity Document (DNI) N° 44103524, pursuant to the powers of attorney in registry entries C00061 and C00064, respectively, of Electronic Registry File N° 11263525 of the Lima Registry of Legal Entities (hereinafter, “LA FIDUCIARIA”).

III.        As TRUST BENEFICIARY:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, an investment fund incorporated under the laws of Scotland, with Registration N° SL34296 of the Registrar of Companies of Scotland, with registered office for the purposes hereof at 50 La Colomberie, St. Helier, Jersey JE2 4QB, duly represented by Mr. Roberto Guillermo Mac Lean Martins, identified by Peruvian Identity Document (DNI) N° 06385193, duly authorized by powers of attorney registered in entries A00001 and A00002 of Electronic Registry File N° 14490544 of the Lima Registry of Legal Entities (hereinafter, the “TRUST BENEFICIARY”).

For the purposes of this ADDENDUM OF ADHESION, the NEW TRUSTORS, LA FIDUCIARIA and the TRUST BENEFICIARY shall be considered jointly as the “PARTIES”.

It is expressly stated that all capitalized words used in this ADDENDUM OF ADHESION shall have the same meaning as assigned in the AGREEMENT, unless otherwise stated herein.

This ADDENDUM OF ADHESION is executed and delivered by the PARTIES under the terms and conditions set forth in the following clauses:

CLAUSE ONE:	BACKGROUND

1.1	On June 3, 2021, the TRUSTORS, LA FIDUCIARIA and the TRUST BENEFICIARY executed the AGREEMENT, by which the TRUSTORS, in accordance with the provisions of article 241° of the LAW, transferred the SHARES in beneficial ownership of LA FIDUCIARIA, as well as everything that in fact and by right corresponds to them, according to the terms established in the AGREEMENT.

On July 2, 2021, the TRUSTORS, LA FIDUCIARIA and the TRUST BENEFICIARY entered into an addendum to the AGREEMENT whereby said parties agreed to certain amendments to the AGREEMENT (hereinafter, the “ADDENDUM”).

According to the provisions of Clause Twenty Eight of the AGREEMENT, third parties who are shareholders of the COMPANY may join the AGREEMENT after its entry into force in order to become trustors under the AGREEMENT.

1.2	By means of this ADDENDUM OF ADHESION, the NEW TRUSTORS wish to irrevocably transfer in favor of LA FIDUCIARIA, in beneficial ownership, the SHARES of which they are holders detailed in paragraph 2.2 below, as ADDITIONAL SHARES; the same that, as of the date hereof, shall constitute the TRUST, as well as everything that in fact and by right corresponds to them, according to the terms established in the AGREEMENT.

1.3	It is the intention of the PARTIES to enter into this ADDENDUM OF ADHESION for the purposes of incorporating the NEW TRUSTORS as trustors under the AGREEMENT.

CLAUSE TWO:	OBJECT

2.1	By means of the present ADDENDUM OF ADHESION, the PARTIES agree to partially modify the AGREEMENT in order to incorporate the NEW TRUSTORS as TRUSTORS, and so that the TRUSTORS and the NEW TRUSTORS irrevocably transfer in favor of LA FIDUCIARIA, in beneficial ownership, the ADDITIONAL SHARES detailed in numeral 2. 2 below, which from this date on shall constitute the TRUST, as well as everything that in fact and by right corresponds to them, according to the terms set forth in the AGREEMENT.

2.2	For the purposes of this ADDENDUM OF ADHESION, the ADDITIONAL SHARES of the TRUSTORS and the NEW TRUSTORS are, jointly, the 76’159,422 shares representing 8.73% of the capital stock of the COMPANY, whose ownership is duly registered in favor of the NEW TRUSTORS in CAVALI, and according to the following detail:

(i)	46’062,293 shares representing the capital stock of the COMPANY owned by GH;
(ii)	1’477,524 shares representing the capital stock of the COMPANY owned by BAMAS;
(iii)	329,896 shares representing the capital stock of the COMPANY owned by RAP;
(iv)	329,896 shares representing the capital stock of the COMPANY owned by EAP;
(v)	329,896 shares representing the capital stock of the COMPANY owned by GAP;
(vi)	8’199,353 shares representing the capital stock of the COMPANY owned by CGB;
(vii)	13’850,875 shares representing the capital stock of the COMPANY owned by BEI;
(viii)	3’464,227 shares representing the capital stock of the COMPANY owned by FDS;
(ix)	1’985,924 shares representing the capital stock of the COMPANY owned by HRZ; and,
(x)	129,538 shares representing the capital stock of the COMPANY owned by AGR.

Pursuant to the provisions of Section 1.2 of this ADDENDUM OF ADHESION, the SHARES that are hereby contributed to the TRUST shall have the status of ADDITIONAL SHARES and, consequently, the specific rules set forth in the AGREEMENT for such type of SHARES shall be applicable to them.

CLAUSE THREE:	DECLARATIONS OF THE NEW TRUSTORS

By means of this ADDENDUM OF ADHESION, the TRUSTORS and the NEW TRUSTORS express their conformity with the provisions of the AGREEMENT, as amended by the ADDENDUM; and the NEW TRUSTORS irrevocably adhere, as trustors, without limitation, reservation, or restriction, to all the terms and conditions contained in the AGREEMENT.

CLAUSE FOUR:	GENERAL PROVISIONS

4.1.	The PARTIES expressly declare that they are aware of and accept all the terms and conditions of the AGREEMENT and that they remain in full force and effect as long as they are not amended by this instrument or are contrary thereto.

4.2.	All capitalized words used in this document shall have the same meaning as assigned in the AGREEMENT, except for the terms defined herein.

CLAUSE FIVE:	EXPENSES AND COSTS

5.1.	The PARTIES agree that any and all expenses arising from the preparation of this ADDENDUM OF ADHESION; included, but not limited to the notarial expenses generated by entering this ADDENDUM OF ADHESION as a public instrument, shall be assumed in accordance with the provisions of the FEE AGREEMENT.

The Notary Public is requested to add the other clauses required by law, issuing one notarized copy for each of the PARTIES to this ADDENDUM OF ADHERENCE and submitting a notarized copy to the Security Interest and Pledge Agreements Registry for filing thereof as appropriate.

Lima, August 12, 2021

[Signature pages follow]

TRUSTORS AND NEW TRUSTORS:

GH HOLDING GROUP CORP. ____________________________ duly represented by Carlos Enrique Arata Delgado	BAMAS INTERNATIONAL INVESTMENT CORP. ____________________________ duly represented by Carlos Enrique Arata Delgado
RUTH ALVARADO PFLUCKER ____________________________ duly represented by Carlos Enrique Arata Delgado	ELISA ALVARADO PFLUCKER ____________________________ duly represented by Carlos Enrique Arata Delgado
GONZALO ALVARADO PFLUCKER ____________________________ duly represented by Carlos Enrique Arata Delgado	CLAUDIA MARÍA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES ____________________________ duly represented by Carlos Enrique Arata Delgado
BETHEL ENTERPRISES INC. ____________________________ duly represented by Carlos Enrique Arata Delgado	FRANCISCO JAVIER DULANTO SWAYNE ____________________________ duly represented by Carlos Enrique Arata Delgado
HUGO RANGEL ZAVALA ____________________________ duly represented by Carlos Enrique Arata Delgado	ALFONSO HERNANDO GÁLVEZ RUBIO ____________________________ duly represented by Carlos Enrique Arata Delgado

LA FIDUCIARIA S.A.

duly represented by Paola Janett Postigo Carrera	duly represented by Ana Marcela Velásquez Kolich

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP _________________________________ duly represented by Roberto Guillermo Mac Lean Martins